                                 AMENDMENT NO. 3 TO
                       AMENDED AND RESTATED CREDIT AGREEMENT


               THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (the "3RD AMENDMENT") is made as of June 5, 1998 by and among CASTLE
& COOKE, INC., a Hawaii corporation (the "BORROWER"), the Lenders (as defined in Article I), the Co-Agents (as defined in Article I), and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders.

               WHEREAS, the Borrower, the Lenders, the Co-Agents and the Agent are parties to the Amended and Restated Credit Agreement dated as of May 16, 1997, as amended pursuant to (1) the certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of September 8, 1997, and (2) that certain Amendment No 2. to Amended and Restated Credit Agreement dated as of February 20, 1998; (as amended, The "Credit Agreement");

               WHEREAS, the Borrower has requested that the Lenders, Co-Agents and the Agent make certain amendments to the Credit Agreement and the Lenders, Co-Agents and the Agent are willing to amend certain provisions of the Credit Agreement upon the terms set forth herein;

               NOW, THEREFORE, in consideration of the foregoing premises, and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this 3rd Amendment, the parties agree to amend the Credit Agreement as follows:

1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of the date first above written, the Credit Agreement is amended as follows:

               (1) So long as the Lake Elsinore Debt Coverage Ratio is greater than or equal to 1.25, the term "Third Party Indebtedness" as used in
Section 6.01 (g) of the Credit Agreement shall not include any portion of principal or interest on the Allocated Partnership Loan Amount; provided, however, that in the event that the Lake Elsinore Debt Coverage Ratio shall be less than 1.25, then effective as of the date of filing of the Compliance Certificate indicating the same, the term "Third Party Indebtedness" as used in Section 6.01 (g) of the Credit Agreement shall include the then outstanding principal of the Allocated Partnership Loan Amount. The term "Third Party Indebtedness," as used in Section 6.01 (g) of the Credit Agreement and the form of Compliance Certificate attached to the Credit Agreement as Exhibit H, are amended in conformity with the foregoing.

               As used herein, the following terms shall have the respective meanings indicated:

                    (a) "Allocated Partnership Loan Amount" means the portion of the Second Horizon Limited Partnership Loan allocated to the LLC pursuant to its Class B Interest under the Second Horizon Limited Partnership Agreement, which was in the original principal amount of $29,500,000.

                    (b) "Class B Interest" means the LLC's rights and interests in and to the Lake Elsinore Project acquired by the LLC through the LLC's acquisition of a limited partnership interest in Second Horizon Limited Partnership.

                    (c) "Lake Elsinore Debt Coverage Ratio" means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA attributable to the Lake Elsinore Project for such period, over (b) the sum of interest expense, PLUS required principal payments, in each case attributable to the Allocated Partnership Loan Amount for such period. The Lake Elsinore Debt Coverage Ratio shall be determined quarterly.

                    (d) "Lake Elsinore Project" means the shopping complex known as the Lake Elsinore Outlet Center located in Lake Elsinore, California.

                    (e) "Second Horizon Limited Partnership" means a secured loan in the original aggregate principal amount of $99,300,000 made by Nomura Asset Capital Corporation to Second Horizon Limited Partnership.

                    (f) "Second Horizon Limited Partnership" means Second Horizon Group Limited Partnership, a Delaware partnership.

                    (g) "Second Horizon Limited Partnership Agreement" means the Second Horizon Group Limited Partnership Amended and Restated Agreement of Limited Partnership, dated April 1, 1998, among Second HGI, Inc., a Delaware corporation, Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership.

                    (h) "LLC" means Castle & Cooke Outlet Centers, LLC, a California limited liability company.

               (2) The definition of "Income Producing Property" set forth in Section 1.01 of the Credit Agreement is amended to include "Approved Golf Courses" (as defined below) not attached to or part of Resort Property. In connection therewith, the definition of the term "Income Producing Property" set forth in Section 1.01 is amended to read in its entirety as follows:

               "INCOME PRODUCING PROPERTY" shall mean any multi-family residential, commercial, industrial or retail property (including, without limitation, Approved Golf Courses), owned or leased by the Borrower or any Subsidiary and improved with a building of which 80% or more of the total square feet is leased or held for the purposes of leasing to unaffiliated third parties (treating Dole for these purposes as an unaffiliated third party) but not including any Resort Property". "Income Producing Property" shall also include the real property owned by the Borrower and ground leased pursuant to that certain Lease dated July 3, 1997, between the Borrower, as lessor, and Home Depot U.S.A., Inc., as lessee, covering the property located in Iwilei, Hawaii more particularly described therein provided said lease remains in full force and effect. As used herein, the term "Approved Golf Courses" means (i) two 18 hole golf courses known as the Coyote Creek Golf Courses located in Coyote, California (provided that at least one of such golf courses is open for business at all times during regular golfing hours ) and (ii) any other golf course with a minimum of 18 holes owned by the Borrower or a Subsidiary, with respect to which operations have produced a positive net operating cash flow for the period of twelve consecutive months immediately preceding the time in question (provided such golf courses remain open for business at all times during regular golfing hours).

               (3) The terms and provisions of the Credit Agreement are amended in conformity with the foregoing amendments.

3. RATIFICATION AND CONFIRMATION. As hereby amended, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects.

4. COUNTERPARTS. This 3rd Amendment may be executed in one or more counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and the same instrument.

               In WITNESS WHEREOF, the parties hereto have caused this 3rd Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                             CASTLE & COOKE, INC.


                                             By: /s/ EDWARD C. ROOHAN
                                               ------------------------------
                                                  Name: Edward C. Roohan
                                                  Title: Vice President and
                                                         Chief Financial Officer


                                             By: /s/ DEAN R. ESTRADA
                                               ------------------------------
                                                  Name: Dean R. Estrada
                                                  Title: Assistant Treasurer


                                             THE CHASE MANHATTAN BANK
                                             (formerly known as Chemical Bank)


                                             By: /s/ MARC E. COSTANTINO
                                               ------------------------------
                                                  Name: Marc E. Costantino
                                                  Title: Vice President

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION


                                             By: /s/ D. SCOTT LEE
                                               ------------------------------
                                                  Name: D. Scott Lee
                                                  Title: Vice President


                                             THE BANK OF NOVA SCOTIA,
                                             SAN FRANCISCO AGENCY


                                             By: /s/ BRUCE GANONG
                                               ------------------------------
                                                  Name: Bruce Ganong
                                                  Title: Relationship Manager


                                             WELLS FARGO BANK,
                                             NATIONAL ASSOCIATION


                                             By: /s/ JEFF JOHNSON
                                               ------------------------------
                                                  Name: Jeff Johnson
                                                  Title: Assistant Vice
                                                         President


                                             BANK OF HAWAII


                                             By: /s/ SAL G. PAGLIARO
                                               ------------------------------
                                                  Name: Sal G. Pagliaro
                                                  Title: Vice President


                                             THE FIRST NATIONAL BANK
                                             OF CHICAGO


                                                  By: /s/ GREGORY A. GILBERT
                                               ------------------------------
                                                  Name: Gregory A. Gilbert
                                                  Title: Vice President


                                             SOCIETE GENERALE

                                             By: /s/ BRIAN MCDONALD
                                               ------------------------------
                                                  Name: Brian McDonald
                                                  Title: Vice President


                                             BANKBOSTON, N.A.


                                             By: /s/ ALICIA SZENDIUCH
                                                ------------------------------
                                                  Name: Alicia Szendiuch
                                                  Title: Director


                                             BANKERS TRUST COMPANY


                                             By: /s/ ALEXANDER JOHNSON
                                               ------------------------------
                                                  Name: Alexander Johnson
                                                  Title: Managing Director